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Exhibit 99.(a)(1)(v)

OFFER TO PURCHASE FOR CASH
ALL AMERICAN DEPOSITARY SHARES,
EACH REPRESENTING THE RIGHT TO RECEIVE ONE ORDINARY SHARE,
OF
INSTRUMENTATION LABORATORY S.P.A.
AT
U.S.$0.98 PER ADS
BY
IZASA DISTRIBUCIONES TECNICAS S.A.,
A MAJORITY OWNED SUBSIDIARY OF
GRUPO CH-WERFEN, S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. (NEW YORK CITY TIME), ON WEDNESDAY, MARCH 15, 2006, UNLESS THE OFFER IS EXTENDED.

        February 10, 2006

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase dated February 10, 2006 (the "Offer to Purchase") and the related Letter of Transmittal (which, together, as amended or supplemented from time to time, constitute the "Offer") in connection with the Offer by Izasa Distribuciones Técnicas S.A., a corporation organized under the laws of The Kingdom of Spain (the "Offeror") and a majority owned subsidiary of Grupo CH-Werfen, S.A., a corporation organized under the laws of The Kingdom of Spain (the "Parent"), to purchase any and all of the outstanding American depositary shares ("ADSs"), each representing the right to receive one ordinary share, par value €0.33 per share, of Instrumentation Laboratory S.p.A., a company organized under the laws of The Republic of Italy (the "Company"), for U.S.$0.98 in cash per ADS (such amount, or any greater amount per ADS paid pursuant to the Offer, being referred to herein as the "Offer Price"). The Offer is subject to the terms and conditions set forth in the Offer to Purchase and in the enclosed Letter of Transmittal.

        WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF ADSs HELD FOR YOUR ACCOUNT. A TENDER OF SUCH ADSs CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

        Your attention is invited to the following:

        1.     The Offer Price is U.S.$0.98 per ADS in cash, without interest thereon.

        2.     The Offer is being made for any and all ADSs.

        3.     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. (NEW YORK CITY TIME), ON WEDNESDAY, MARCH 15, 2006, UNLESS THE OFFER IS EXTENDED.

        4.     Except as otherwise provided in Instruction 6 of the Letter of Transmittal, you will not be required to pay any stock transfer taxes.

        NONE OF THE COMPANY, ANY OF ITS DIRECTORS OR OFFICERS, THE OFFEROR, THE PARENT, JOSÉ MARIA RUBIRALTA OR FRANCISCO RUBIRALTA MAKES ANY RECOMMENDATION TO ANY HOLDER OF ADSs WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY ADSs. EACH HOLDER OF ADSs MUST INDIVIDUALLY DECIDE WHETHER TO TENDER ADSs AND, IF SO, HOW MANY ADSs TO TENDER.

        The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of ADSs. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of ADSs in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

        If you wish to have us tender any or all of your ADSs, please so instruct us by completing, executing and returning to us the instruction form set forth on the next page of this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL AMERICAN DEPOSITARY SHARES, EACH REPRESENTING THE RIGHT TO
RECEIVE ONE ORDINARY SHARE
OF
INSTRUMENTATION LABORATORY S.P.A.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 10, 2006 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together, as amended or supplemented from time to time, constitute the "Offer") in connection with the Offer by Izasa Distribuciones Técnicas S.A., a corporation organized under the laws of The Kingdom of Spain (the "Offeror") and a majority owned subsidiary of Grupo CH-Werfen, S.A., a corporation organized under the laws of The Kingdom of Spain (the "Parent"), to purchase any and all of the American depositary shares ("ADSs"), each representing the right to receive one ordinary share, par value €0.33 per share, of Instrumentation Laboratory S.p.A., a company organized under the laws of The Republic of Italy (the "Company"), at a purchase price of U.S. $0.98 in cash per ADS (such amount, or any greater amount per ADS paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

        This document will instruct you to tender the number of ADSs indicated below (or, if no number, or a number greater than the number of ADSs held by you for the account of the undersigned, is indicated below, all ADSs) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:                         , 2006

        Number of ADSs to be tendered:*

        *Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

SIGN HERE

Signature(s)

Name:

Address:

Telephone number (including area code):

Tax Identification Number or Social Security Number:

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OFFER TO PURCHASE FOR CASH ALL AMERICAN DEPOSITARY SHARES, EACH REPRESENTING THE RIGHT TO RECEIVE ONE ORDINARY SHARE, OF INSTRUMENTATION LABORATORY S.P.A. AT U.S.$0.98 PER ADS BY IZASA DISTRIBUCIONES TECNICAS S.A., A MAJORITY OWNED SUBSIDIARY OF GRUPO CH-WERFEN, S.A.
INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL AMERICAN DEPOSITARY SHARES, EACH REPRESENTING THE RIGHT TO RECEIVE ONE ORDINARY SHARE OF INSTRUMENTATION LABORATORY S.P.A.